Exhibit B-2


March 17, 1997

Mr. Mark Collin
Vice President
Unitil Realty Corp.
Six Liberty Lane West
Hampton, NH  03842

In Re: $7,500,000 8.05% Secured Note due 2017.

Gentlemen:

With reference to the contemplated issuance of the above described Secured Note, please be advised that American United Life Insurance Company has approved in principle to purchase from you, said Note, subject to the following terms and conditions:

                                   THE SECURED NOTE

Amount:                       $7,500,000.

Type:                         Secured Note.

Price:                        Par.
Term/Amortization:            240 months / 240 months (self-
                              liquidating), resulting in an average
                              life of approximately 12.5 years.

Interest Rate:                8.05%, payable monthly in arrears,
                              calculated on a 30/360 day year.

Lender:                       American United Life Insurance Company.

Borrower:                     Unitil Realty Corp.

Trustee: To be determined. A bank satisfactory to both Lender and Lease Guarantor with trust powers meeting reasonable financial condition requirements will hold the Collateral for the Note under a Trust Agreement for the benefit of the Lender.

Collateral:                   The Secured Note shall be collaterized
                              by:  i) the Net Lease (and rents due
                              thereunder); ii) the Lease Guarantee;
                              iii) a perfected first mortgage lien on
                              the Leased Property.

Prepayment Provision:         The Borrower may not prepay the loan for
                              three years; thereafter, the Borrower
                              may elect to prepay the loan an any
                              payment date at the greater of par or
                              the price determined by discounting the
                              remaining scheduled principal and
                              interest payments by the yield on the
                              U.S. Treasury obligation having a final
                              maturity equivalent to the remaining
                              life of the Note.

Loan to Value:                Not to exceed 95%.

Estimated Funding Date:       July 1, 1997.

                                       THE LEASE

Lessor:                       Unitil Realty Corp.

Lessee:                       Unitil Service Corp.

Lease Term:                   At least 240 months.

Net Lease:                    Lease Agreement between the Lessee and
                              Lessor shall be a non-cancelable,
                              bondable, fully net lease obligation of
                              the Lessee.

Rent: Monthly rent payments due under the Lease shall be non-cancelable and shall equal or exceed monthly debt service on the Secured Note. In addition, Lessee shall also be responsible for the payment of any and all late interest charges (if any) and prepayment premium (if any)due on the Secured Note.


Leased Property:              Unitil Corporation headquarters facility
                              commonly known as Six Liberty Lane West,
                              Hampton, NH and consisting of a 42,000
                              square foot Class A office building, a
                              400 square foot maintenance facility,
                              and a street-level parking lot for
                              approximately 200 cars situated on a
                              12.2 acre tract of land within the
                              Liberty Lane Business Park in Hampton,
                              NH, all constructed in 1996.

Lease Guarantee:              Unitil Corporation will fully and
                              unconditionally guarantee all lease
                              obligations (both monetary and non-
                              monetary) of the Lessee.

                              OTHER TERMS AND CONDITIONS

Placement Agent:              Meredith & Grew Incorporated.

Lenders' Counsel:             Chapman Cutler.

Documentation:                The Note, Note Agreement, Lease, Lease
                              Guarantee and all other documentation in connection herewith shall i) reflect the terms and conditions of this letter;
                              ii) contain terms and conditions
                              customary for a transaction of this
                              nature; and iii) otherwise be in form
                              and substance satisfactory to the Lender and Lender's Counsel.

Environmental Audit:          A satisfactory Phase I Environmental
                              Audit of the Leased Property shall have
                              been completed prior to funding.

Representations and
Warranties:                   The Borrower and Lease Guarantor shall
                              be required to make certain standard
                              representations and warranties customary for a Secured Note financing of this nature.

Approval:                     The sale and guarantee of the
                              Secured Note is subject to the
                              approval of the Securities and
                              Exchange Commission under the Public
                              Utility Holding Company Act of 1935
                              and the Investment Committee of
                              American United Life Insurance
                              Company.

Fees and Expenses:            The Borrower agrees to pay (and the
                              Lease Guarantor guarantees payment of)
                              all reasonable expenses incurred by the
                              lender in connection with this
                              transaction, including, but not limited
                              to, Lender's travel and related expenses in connection with its due diligence activities, the fees and expenses of Lender's Counsel, trustee fees, NAIC rating fees, printing costs and postage.

Financial Statements:         The Borrower and Lease Guarantor shall
                              each furnish to the Lender unaudited
                              quarterly financial statements within
                              90 days subsequent to the end of each
                              fiscal quarter; and annual financial
                              statements audited (with respect to the
                              Lease Guarantor only) by an accounting
                              firm of national standing within
                              120 days of the fiscal year end.

Due Diligence:                The Lender shall have the right to meet
                              with the Borrower's and Lease
                              Guarantor's management, inspect its
                              facilities, and to conduct other
                              inquiries which it believes to be
                              reasonable and customary for the normal
                              performance of its fiduciary
                              responsibilities in a transaction of
                              this nature.

Inspection Rights:            The Lender, at their own expense and
                              upon reasonable notice, may visit the
                              Borrower, Lease Guarantor, and its
                              accountants during customary business
                              hours to inspect the Borrower's and
                              Lease Guarantor's records and discuss
                              their operating results and financial
                              condition.

Absence of Material
Change: There shall be no material adverse change in the financial or business condition of the Borrower, Lessee, and/or Lease Guarantor from that which existed on September 30, 1996.

Commitment to Expire:         The Lender's commitment to fund the
                              transaction shall expire on August 15,
                              1997.  However, the Lender's commitment
                              may be extended at the sole discretion
                              of the Lender.


If these terms and conditions are acceptable to you, please indicate your acceptance of this commitment by signing both copies of this letter and returning one copy to American United Life Insurance Company by March 21, 1997.


                                   Sincerely,


                                   AMERICAN UNITED LIFE INSURANCE COMPANY



                                   By:
                                            Christopher D. Pahlke
                                            Vice President, Private Placements


Accepted this 18th day of March, 1997.


By:          ____________________        By:          __________________

Name:        ____________________        Name:        __________________

Title:       ____________________        Title:       __________________

Company:     ____________________        Company:     __________________

cc:  Mr. Kevin Phelan.